Exhibit 99.1

Explanation of Responses:

(1) The Reporting Person, pursuant to the acquisition by its subsidiary, Brookfield BPY Retail Holdings I LLC, a Delaware limited liability company (“US GGP Holdco”), of the equity interests of BPY Retail II LLC, a Delaware limited liability company (“BPY LLC 2”), acquired an indeterminate portion of the pecuniary interest in such shares of Common Stock.

(2) Common Stock held directly by BPY LLC 2. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BPY LLC 2 is reported herein.

(3) The Reporting Person, pursuant to the acquisition by its subsidiary, Brookfield BPY Retail Holdings III LLC, a Delaware limited liability company (“US GGP Subco 2”), of the equity interests of BPY Retail V LLC, a Delaware limited liability company (“BPY LLC 5”), acquired an indeterminate portion of the pecuniary interest in such shares of Common Stock.

(4) Common Stock held directly by BPY LLC 5. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BPY LLC 5 is reported herein.

(5) The Reporting Person, pursuant to the acquisition by its subsidiary, Brookfield BPY Retail Holdings II LLC, a Delaware limited liability company (“US GGP Subco”), of the equity interests of BPY Retail III LLC, a Delaware limited liability company (“BPY LLC 3”), acquired an additional indeterminate portion of the pecuniary interest in such shares of Common Stock.

(6) Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“New BRH”). Brookfield Retail Holdings Offshore B LLC, a Delaware limited liability company (“Offshore 2”) which is wholly-owned by BPY LLC 3, and BPY Retail I LLC, a Delaware limited liability company (“BPY I”), are members of New BRH. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by New BRH is reported herein.

(7) Common Stock and Warrants held directly by Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”). Offshore 2 and BPY I are members of BRH II. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants held by BRH II is reported herein.

(8) Common Stock and Warrants held directly by Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”). Offshore 2 and BPY I are members of BRH III. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants held by BRH III is reported herein.

(9) Common Stock and Warrants held directly by Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”). Offshore 2 and BPY I are members of BRH IV-A. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants held by BRH IV-A is reported herein.

(10) Common Stock and Warrants beneficially owned by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”) and held in title by Brookfield US Retail Holdings LLC. Offshore 2 and BPY I are members of BRH IV-B. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants held by BRH IV-B is reported herein.

(11) Common Stock and Warrants held directly by Brookfield Retail Holdings IV-C Sub LLC, a Delaware limited liability company (“BRH IV-C”). Offshore 2 and BPY I are members of BRH IV-C. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants held by BRH IV-C is reported herein.

(12) Common Stock and Warrants held directly by Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D” and, together with New BRH, BRH II, BRH III, BRH IV-A, BRH IV-B and BRH IV-C, the “Investment Vehicles”). Offshore 2 and BPY I are members of BRH IV-D. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants held by BRH IV-D is reported herein.

(13) Pursuant to a disposition of interests in US GGP Subco, US GGP Subco 2 and US GGP Holdco indirectly held by the Reporting Person, an indeterminate portion of the Reporting Person’s pecuniary in such shares of Common Stock and Warrants was disposed of. The Reporting Person maintains a pecuniary interest in an indeterminate portion of such shares of Common Stock and Warrants. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants held by the Investment Vehicles are reported herein.

(14) Warrants held directly by Brookfield Retail Holdings Warrants LLC, a Delaware limited liability company (“BRH Warrants”). In accordance with Instruction 4(b)(iv), the entire amount of the Warrants held by BRH Warrants is reported herein.

(15) Common Stock is held directly by BPY Retail IV LLC, a Delaware limited liability company (“BPY LLC 4”), of which US GGP Subco 2 is a member. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BPY LLC 4 is reported herein.

(16) Common Stock is held directly by US GGP Holdco. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by US GGP Holdco is reported herein.

(17) The Reporting Person disclaims beneficial ownership of all shares of Common Stock and Warrants that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(18) Each Warrant entitles the holder to purchase one share of Common Stock at an initial exercise price of $10.75 per share, subject to adjustments as provided in the warrant agreement, dated as of November 9, 2010, by and among Mellon Investor Services LLC, as warrant agent, and the Issuer.

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